                                                                                        Exhibit 10.178

                                                SECOND AMENDMENT TO
                                             FLUMIST(R)SUPPLY AGREEMENT

THIS SECOND AMENDMENT TO FLUMIST(R)SUPPLY AGREEMENT (the "Amendment"), is entered into as of October 23, 2002 (the "Amendment
Effective Date"), by and between MEDIMMUNE VACCINES, INC. (formerly Aviron, Inc.), a Delaware corporation with its principal place of business at 297 North Bernardo Avenue, Mountain View, California 94043 ("MedImmune Vaccines"), and WYETH (formerly American Home
Products Corporation), acting through its Wyeth Pharmaceuticals division, a Delaware corporation with its principal place of business at 5 Giralda Farms, Madison, New Jersey 07940 ("Wyeth"). MedImmune Vaccines and Wyeth are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                                     RECITALS

WHEREAS, MedImmune, Inc. acquired Aviron, Inc. ("Aviron") in January 2002, and Aviron survived such acquisition as a wholly-owned subsidiary of MedImmune, Inc., which subsidiary was renamed MedImmune Vaccines, Inc.; and

WHEREAS, American Home Products Corporation changed its corporate name to Wyeth in March 2002; and

WHEREAS, Wyeth and MedImmune Vaccines have entered into that certain United States License and Co-Promotion Agreement dated January
11, 1999 regarding the marketing and co-promotion of MedImmune Vaccines's proprietary intranasally delivered cold-adapted vaccine formulation against influenza and influenza-associated illnesses, including otitis media infection, known as FluMist(R)or
FluEnz(TM)(collectively, "FluMist"), in the United States and its territories and possessions (as amended on even date herewith, the
"U.S. Agreement"); and

WHEREAS, Wyeth has the right, pursuant to that certain International FluMist(R)License Agreement dated January 11, 1999, by and between Aviron and American Home Products Corporation, to exclusively market and sell FluMist in certain territories outside of the
United States and its territories and possessions (the "International Agreement"); and

WHEREAS, that certain FluMist(R)Supply Agreement between Aviron and American Home Products Corporation dated January 11, 1999 (as amended January 1, 2001, and by this Amendment) the "Supply Agreement"), provides for the manufacture and supply of the Frozen
Product and the Liquid Product for distribution and sale by Wyeth under the terms and conditions of the U.S. Agreement and
International Agreement; and

WHEREAS, the Parties desire to amend the Supply Agreement to provide a new forecasting mechanism for the Frozen Product and the
Liquid Product, reallocate the manufacturing risk among the Parties, and change the timing for the supply payments by Wyeth for doses of MedImmune Vaccines-Manufactured Product supplied hereunder; and

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Supply
Agreement.

2. Each reference in the Supply Agreement to "Aviron, Inc." shall be replaced by "MedImmune Vaccines, Inc." Each reference in the
FluMist Agreement to "Aviron" shall be replaced by "MedImmune Vaccines".

3. Each reference in the Supply Agreement to "American Home Products Corporation", "AHPC", "Wyeth-Ayerst Laboratories Division", and
"Wyeth-Ayerst" shall be replaced with "Wyeth."

4. "Cost of Goods" means MedImmune Vaccines' standard unit cost of the MedImmune Vaccines-Manufactured Product as reflected in
MedImmune Vaccines financial records, and consistent with generally accepted accounting principles plus or minus, as the case may be: manufacturing cost variances allocable to such Product, and prior period adjustments allocable to such Product. The standard unit cost shall mean the cost for those items specified below, which costs have been incurred by MedImmune Vaccines in manufacturing
Product:

                  (a)      Direct Materials
                           Materials used in the  manufacturing  process that are traced  directly to the completed materials or Product, as applicable, and include, but not limited to:
                           - Inert raw materials or excipients
                           - Active  substances/ingredients  at the cost reflected in MedImmune  Vaccines's financial records
                           - Packaging components such as sprayers, labels and cartons
                           - Sales, excise taxes, and duties

                  (b)      Direct Labor
                           The cost of employees engaged in production  activities which are directly  identifiable with  manufacturing the Product,  as applicable.  Excludes  supervision and production  support activities such as  inspection, plant and equipment maintenance labor, and material handling personnel.
                           Direct Labor cost includes:
                           - Base pay,  overtime,  vacation and holidays,  illness,  personal time with pay and shift differential.
                           - Cost of employee fringe benefits such as health and life insurance,  payroll taxes,  welfare,  pension and profit sharing.

                  (c)      Allocated Costs
                           Costs which are allocated to  manufacturing  the Product based on standard  direct labor hours of the manufacturing process or alternate bases, such as MedImmune Vaccines deems applicable.
                           These allocated costs include, but are not limited to:
                           - Utilities  -  expenses  incurred  for fuel,  electricity,  nitrogen,  steam and water in providing power for production and other plant equipment
                           - Maintenance  and repairs - amount of expense  incurred  in-house or purchased to provide services for plant maintenance and repairs of facilities, buildings, site infrastructure and equipment.
                           - Depreciation  -  of  plant  and  equipment   utilizing  the   straight-line   method  of
                           calculation and amortization of the cost of contractual obligations
                           - Insurance - cost of comprehensive and other insurance necessary for the safeguard of manufacturing plant and equipment.
                           - Sewer and waste disposal.
                           - Property taxes.
                           - Lease payments.
                           - Shipping, receiving and freight.
                           - Permits and Licenses - fees payable to  governmental  agencies or  authorities to obtain or maintain  permits or licenses that are necessary  for the operation of facilities  used to manufacture Product, as applicable.
                           - Costs of the following manufacturing services
                             Purchasing and Accounting
                             Production Scheduling
                             Inventory Management
                             Plant Materials Management
                             Supervision, Administration and Production Support
                             Warehousing.
                             Information Technology.
                             Technical Support.
                           Various  bases  may be used  for  allocating  these  costs  to  manufacturing  operating departments including  headcount,  square feet, metered utilities use,  estimated services rendered, EDP computer hours,  machine hours,  etc. For purposes of clarity,  in the event the impact of underutilized facilities  exceeds ten percent  (10%) of the  Fully-Absorbed  Standard  Cost,  the entire impact will be excluded from this calculation.
                  (d)      Testing Costs - direct labor, materials,  supervision,  and all other relevant costs for Quality
                           Assurance ("QA")   testing  and  approving   materials   used  in   manufacturing   and  completed
                           manufacturing   batches  and  finished   Products.   This  includes  all   manufacturing in-process
                           testing  and  testing of finished  materials,  as well as contract  services incurred in conjunction
                           with  any  of  the  foregoing.  In  addition,   environmental monitoring costs, as well as any and all
                           other  quality  related  costs  necessary  to ensure that the site and manufacturing facilities continue to be in  compliance  with FDA  regulations,  are  included.  Excluded  costs are QA costs  related to research and development, stability testing, etc.

Notwithstanding the foregoing, Cost of Goods shall exclude administrative costs (allocation of executive management expenditures)
other than indirect manufacturing labor specifically attributable to the MedImmune Vaccines-Manufactured Product being manufactured.

5. The Forecast for the Frozen Product in the U.S. Territory for the 2002-03 Flu Season, and the payments, if any, to be made by
Wyeth to MedImmune Vaccines for the manufacture and supply of the Frozen Product for such Flu Season are governed solely by the terms of that certain letter agreement dated effective as of the date hereof entered into by and between Wyeth and MedImmune
Vaccines. The 2002-03 Flu Season shall not be considered the first Flu Season for purposes of Articles 3 and 7 of the Supply
Agreement.

6. Article 3 of the Supply Agreement shall be deleted in its entirety and replaced with the following new Article 3:

         "3.      PRODUCT FORECASTS FOR U.S. TERRITORY

                  3.1      U.S. Frozen Forecast.

                           (a)       At any time after the  Amendment  Effective  Date,  but in no event later than thirty  (30)  days  after  Regulatory  Approval  of the  Frozen  Product  in the U.S.  Territory  has been obtained,  the JCC shall prepare and present to MedImmune  Vaccines and Wyeth a rolling  twenty-four  (24)
         month  forecast of the  anticipated  market  demand for the Frozen  Product in the U.S.  Territory for the
         applicable  Flu  Season,  subject to  Section  2.2,  together  with an  estimate  of Net Sales in the U.S.
         Territory for such Flu Season.  Such forecast  shall set forth the  quantities of doses of Frozen  Product to be supplied  by  MedImmune  Vaccines  to Wyeth in each month of the  forecast  for the  applicable  Flu
         Season.  If  Regulatory  Approval  of the Frozen  Product in the U.S.  Territory  is  obtained  during the
         2002-03  Flu  Season,  the first Flu Season  covered by the  forecast  under this  Section 3.1 will be the
         2003-04 Flu Season.

                           (b)      The forecast for the Frozen Product shall be updated by the JCC regularly,  and in no event later than thirty (30) days after the end of each calendar  quarter,  and shall be non-binding except as follows:  The updated  forecast  provided to  MedImmune  Vaccines and Wyeth after the end of the fourth  calendar  quarter of the year  immediately  prior to the year in which the  applicable  Flu Season begins may not vary by more than  (CONFIDENTIAL  TREATMENT  REQUESTED) from the updated forecast  provided after  the end of the  first  calendar  quarter  of the year  immediately  prior to the year in which  the applicable  Flu  Season  begins.  The  Parties  agree to review  the  relevance  of the  first and  fourth calendar  quarter dates and determine the  appropriateness  of alternative  dates.  The forecast  provided after  the end of the  fourth  calendar  quarter  of the year  immediately  prior to the year in which the applicable Flu Season begins shall  thereafter be deemed the "U.S.  Frozen  Forecast" for such Flu Season, provided  that if MedImmune  Vaccines  reasonably  believes  that for such Flu Season it will be unable to meet the  forecast  set by the JCC,  MedImmune  Vaccines  shall  inform  the JCC of the  amount  of Frozen
         Product  which it  reasonably  believes  it will be in a position  to supply to Wyeth for such Flu Season, and upon the JCC's  confirmation of MedImmune  Vaccines's  estimate of its production  capacity for Frozen
         Product for such Flu Season,  such amount  shall then be deemed to be the U.S.  Frozen  Forecast  for such
         Flu  Season.  Notwithstanding  the  foregoing,  the  JCC's  original  forecast  shall be  deemed  the "JCC
         Forecast" for purposes of awarding to MedImmune  Vaccines the supply goal payments pursuant to Section 8.3 of the U.S.  Agreement.  MedImmune  Vaccines shall use Commercially  Reasonable Efforts to manufacture and supply Frozen Product to Wyeth in accordance with the U.S. Frozen  Forecast for  distribution  and sale by
         Wyeth under the U.S. Agreement.

                           (c)      MedImmune  Vaccines  shall be deemed to have met its supply  obligations  under the U.S.  Frozen  Forecast if MedImmune  Vaccines  delivers all doses of the Frozen Product prior to or in the month in which such doses are to be supplied  under the  Forecast and such doses are accepted by Wyeth pursuant  to Section  6.3(a).  Notwithstanding  the  foregoing,  during the first four Flu  Seasons of the
         Frozen Product  excluding the 2002-03 Flu Season, if it occurs,  MedImmune  Vaccines will not be deemed to have failed to meet the U.S.  Frozen  Forecast for the  applicable  Flu Season if  MedImmune  Vaccines has used  Commercially  Reasonable  Efforts to meet the U.S.  Frozen  Forecast and has  delivered at least the following  cumulative  percentages  of such  Forecast by the end of each month as set forth below and such doses are accepted by Wyeth pursuant to Section 6.3(a):

                            MONTH                             PERCENTAGE OF CUMULATIVE  FORECAST FOR THE  APPLICABLE FLU SEASON

                            September                         (CONFIDENTIAL TREATMENT REQUESTED)

                            October                           (CONFIDENTIAL TREATMENT REQUESTED)

                            November                          (CONFIDENTIAL TREATMENT REQUESTED)

         The delivery  obligations  for the Frozen  Product under the U.S.  Frozen  Forecast set forth in the above table  shall be  hereinafter  referred to as the  "Modified  Forecast."  If  MedImmune  Vaccines  fails to deliver all doses in  accordance  with the  Modified  Forecast,  or if, in the fifth Flu Season or any Flu
         Season  thereafter,  MedImmune  Vaccines  fails to deliver all doses of the Frozen  Product prior to or in the month in which such doses are to be supplied under the applicable  Forecast,  MedImmune  Vaccines will have failed to meet the U.S.  Frozen  Forecast for such year, and Wyeth shall have the remedy set forth in
         Section 3.1(e) below.

                           (d)      Wyeth  shall  have no  obligation  to accept  doses of Product  delivered  late compared  to the  Forecast  or Modified  Forecast,  as  applicable.  Should  Wyeth in its sole  discretion choose to purchase all or part of such late doses,  then Wyeth shall use Commercially  Reasonable  Efforts to sell such doses in the U.S.  territory  during the applicable Flu Season.  For purposes of clarity,  in the event that a shortfall  occurs for a particular  month, the subsequent  month's  shipments shall first satisfy the  obligations  of that next month.  Only doses  delivered in the  subsequent  month that exceed that subsequent month's allocated percentage shall be considered late doses.

                           (e)      If MedImmune  Vaccines fails to meet the Modified  Forecast or the U.S.  Frozen
         Forecast for a given Flu Season,  Wyeth's sole remedy shall be to reduce its  committed  level of spending as set forth in  Section  7.7 of the U.S.  Agreement,  provided  that  Wyeth may not reduce any of its R&D
         Expenses,  the amount of any event  payment,  supply goal  payment,  transfer  price,  or royalty  payment
         payable  to  MedImmune   Vaccines,   or  the  amount  of  any   reimbursement   of  MedImmune   Vaccines's
         Commercialization   Expenses  or  Sales  and  Marketing   Expenses,   under  the  U.S.  Agreement  or  the
         International Agreement.

                           (f)      Article 7 shall  govern  Wyeth's  purchase  of those  doses of  Frozen  Product supplied  by  MedImmune  Vaccines  in  accordance  with the U.S.  Frozen  Forecast  and  accepted by Wyeth pursuant to Section 6.3(a).

                  3.2      U.S. Liquid  Forecast.  At any time after the Amendment  Effective Date, but in no event later than thirty (30) days after  Regulatory  Approval of the Liquid  Product in the U.S.  Territory  has
         been  obtained,  the JCC shall prepare and present to MedImmune  Vaccines and Wyeth a rolling  twenty-four
         (24) month  forecast of the  anticipated  market demand for the Liquid  Product in the U.S.  Territory for the  applicable  Flu  Seasons,  subject to Section 2.2,  together  with an estimate of Net Sales and Gross
         Sales  Revenue in the U.S.  Territory  for such Flu  Seasons.  Such  forecast  shall be updated by the JCC regularly,  but in no event later than thirty (30) days after the end of each calendar quarter,  shall set forth the  quantities  of doses of Liquid  Product to be supplied to Wyeth in each month of the  forecast, and shall be  non-binding  except as follows:  The updated  forecast  provided to  MedImmune  Vaccines and
         Wyeth after the end of the [fourth calendar  quarter] of the year  immediately  prior to the year in which the applicable Flu Season begins may not vary by more than  (CONFIDENTIAL  TREATMENT  REQUESTED)  from the updated forecast  provided after the end of the first calendar  quarter of the year  immediately  prior to the year in which the  applicable  Flu Season  begins.  The Parties  agree to review the  relevance of the first and fourth  calendar  quarter dates and determine the  appropriateness  of  alternative  dates.  The updated forecast  provided after the end of the fourth calendar  quarter of the year immediately  prior to the year in which the applicable Flu Season begins shall  thereafter be deemed the "U.S.  Liquid Forecast"
         for such Flu Season.  Article 7 shall govern Wyeth's  purchase of those doses of Liquid  Product  supplied by MedImmune  Vaccines in  accordance  with the U.S.  Liquid  Forecast  and accepted by Wyeth  pursuant to
         Section 6.3(a).

                  3.3      Adjustment  of  Forecasts.  During a given Flu Season and on a calendar  quarter  basis, the JCC may adjust its figures for the U.S.  Frozen  Forecast and/or the U.S. Liquid Forecast for such Flu
         Season, subject to Section 2.2, and further provided that:

                           (a)      the JCC may increase a Forecast  without the Parties' prior  consent,  and each
         Party shall use Commercially  Reasonable Efforts to meet such increased Forecast,  provided that a Party's failure to meet any such increased Forecast shall not be a breach of this Agreement;

                           (b)      in the event  that the JCC  decreases  or  cancels a  Forecast  for a given Flu
         Season,  MedImmune  Vaccines  shall  use  Commercially  Reasonable  Efforts  to wind  down  any  Secondary
         Manufacturing  then occurring or planned to produce doses of the applicable  Finished Product in excess of the  JCC's  revised  Forecast,  and  Wyeth  shall  reimburse  MedImmune  Vaccines  for all  non-cancelable manufacturing  expenses  including  the costs  incurred to date,  as well as those  costs which  MedImmune
         Vaccines  can not reduce or  eliminate,  going  forward in the  manufacture  and supply of the  applicable
         Finished  Product for such Flu Season in fulfilling its  obligation to meet the Forecast  first  specified by the  applicable  JCC for such  Flu  Season.  Notwithstanding  the  foregoing,  the  provisions  of this
         Section  3.3(b) shall not apply in the event that the JCC  decreases or cancels a Forecast for a given Flu
         Season because  Regulatory  Approval has not been obtained for the applicable  Product  (Frozen Product or
         Liquid Product) in the U.S. Territory; and

                           (c)      if the JCC  increases  the  U.S.  Frozen  Forecast  for such  Flu  Season,  the original  JCC  Forecast  for such Flu  Season,  and not the  increased  figure,  shall  be the  basis  for determining  whether  MedImmune  Vaccines  has  achieved  the supply goals set forth in Section 8.3 of the
         U.S. Agreement, as amended."

7. Article 4 of the Supply Agreement shall be deleted in its entirety and replaced with the following new Article 4:

         "4.      LIQUID PRODUCT FORECASTS FOR INTERNATIONAL TERRITORY

                  4.1      Forecasts.

                           (a)      At any time after the  Amendment  Effective  Date,  but in no event  later than thirty (30) days after Regulatory  Approval of the Liquid Product in the International  Territory has been obtained,  the ICC shall  prepare and present to the  Parties,  in  coordination  with the JCC pursuant to
         Section  3.1 of the  International  Agreement,  a rolling  twenty-four  (24) month  forecast of the market demand for Liquid  Product in the  International  Territory,  in accordance  herewith and with Section 2.2
         (the  "International  Forecast").  Such  Forecast  shall  include (i) the  Specifications  for the Working
         Seeds to be  manufactured  and  supplied  by  MedImmune  Vaccines to Wyeth for the  manufacture  of Liquid
         Monovalent,  (ii) the amount and  Specifications  for the Liquid  Monovalent  to be  manufactured  by each
         Party,  (iii) a schedule for the foregoing  activities,  (iv) the quantities of doses of Liquid Product to be supplied  to Wyeth in each month of the  Forecast,  and (v) an  estimate of Gross Sales  Revenue in the
         International  Territory  for such Flu  Season.  Such  Forecast  shall be updated  regularly  and shall be non-binding except as follows:

                                    (i)     For Flu Seasons in the Northern  Hemisphere,  the ICC shall update such
         Forecast  in writing to the Parties  regularly,  but in no event later than thirty (30) days after the end of each calendar  quarter,  in coordination  with the JCC,  provided that the Forecast  provided after the end of the fourth calendar quarter of the year  immediately  prior to the year in which the applicable Flu
         Season begins may not vary by more than  (CONFIDENTIAL  TREATMENT  REQUESTED)  from the Forecast  provided after  the end of the  first  calendar  quarter  of the year  immediately  prior to the year in which  the applicable Flu Season begins.

                                    (ii)    For Flu Seasons in the Southern  Hemisphere,  the ICC shall update such
         Forecast  in writing to the Parties  regularly,  but in no event later than thirty (30) days after the end of each calendar  quarter,  in coordination  with the JCC,  provided that the Forecast  provided after the end of the third calendar  quarter of the year  immediately  prior to the year in which the applicable Flu
         Season begins may not vary by more than  (CONFIDENTIAL  TREATMENT  REQUESTED)  from the Forecast  provided after  the end of the  second  calendar  quarter  of the year  immediately  prior to the year in which the applicable Flu Season begins.

                                    (iii)   The  Parties  agree to review  the  relevancy  of the first and  fourth quarter calendar dates and determine the appropriateness of alternative dates.

                           (b)      Each  Party  shall  use   Commercially   Reasonable   Efforts  to  conduct  the
         manufacture  and supply  activities  anticipated  hereunder in order to produce a  sufficient  quantity of
         Liquid  Product to meet such  Forecast for each Flu Season.  Wyeth  agrees to purchase all Working  Seeds,
         International  Liquid Monovalent and Liquid Product supplied by MedImmune  Vaccines in accordance with the
         International Forecast and accepted by Wyeth as provided herein."

8. The following new Article 4A is added to the Supply Agreement:

                  "4A.     Manufacturing Risk

                  4A.1     Manufacturing  Risk. Unless agreed to otherwise by the JCC, all  manufacturing  expenses for the  activities  to be  undertaken  prior to a  Forecast  shall  be the  responsibility  of  MedImmune
         Vaccines or Wyeth, respectively, as follows:

                  MedImmune Vaccines: Frozen Product and assigned steps for the Liquid Product as set forth in the Supply Agreement.

                  Wyeth: Assigned steps for the Liquid Product as set forth in the Supply Agreement.

9. Article 7 of the Supply Agreement shall be deleted in its entirety and replaced with the following new Article 7:

         "7.      PRICING AND PAYMENT FOR MEDIMMUNE VACCINES-MANUFACTURED
                  PRODUCT

                  7.1      Transfer    Price.    The   transfer   price   for   each   dose   of   each   MedImmune
         Vaccines-Manufactured  Product  supplied by MedImmune  Vaccines to Wyeth  hereunder  and accepted by Wyeth pursuant to Section 6.3(a) shall be (CONFIDENTIAL  TREATMENT  REQUESTED) of the average Net Sales per dose for the  relevant  Flu  Season,  which  average  shall be  determined  by  dividing  the Net  Sales of the applicable  Product by the number of doses of such Product  actually  sold in the relevant Flu Season (the
         "Transfer  Price").  Such  Transfer  Price  shall be  payable  in  accordance  with  this  Article  7. For example, if the Net Sales of the Frozen Product in a particular Flu Season total  (CONFIDENTIAL  TREATMENT
         REQUESTED) and Wyeth actually sold (CONFIDENTIAL  TREATMENT  REQUESTED) doses of the Frozen Product during such  Flu  Season,  the  average  Net  Sales  per  dose of  such  Product  in such  Flu  Season  would  be
         (CONFIDENTIAL  TREATMENT  REQUESTED)  per dose and the Transfer  Price for each dose of the Frozen Product supplied  by  MedImmune  Vaccines  to Wyeth  during  such Flu  Season  would  be  (CONFIDENTIAL  TREATMENT
         REQUESTED) per dose.

                  7.2      First Four Flu  Seasons.  For the first four Flu  Seasons,  Wyeth shall be  obligated to purchase  all  doses of  MedImmune  Vaccines-Manufactured  Product  (Frozen  Product  or  Liquid  Product)
         delivered  by  MedImmune  Vaccines  prior to or in the month in which  such  doses are to be  supplied  in accordance  with the  applicable  Forecast/Modified  Forecast  for the  applicable  Flu Season  ("Forecast
         Doses"),  subject  to Wyeth's  acceptance  of such doses  under  Section  6.3(a).  If  MedImmune  Vaccines delivers  doses of  MedImmune  Vaccines-Manufactured  Product to Wyeth  later than the month in which such doses are to be delivered  under the applicable  Forecast/Modified  Forecast for the applicable Flu Season
         ("Late  Doses").  Wyeth shall not be obligated to pay for Late Doses from  MedImmune  Vaccines,  except as set forth in Section 7.2(b).

                           (a)      Estimated   Transfer  Price  Payments  for  Forecast  Doses.  Wyeth  shall  pay
         MedImmune  Vaccines for the supply of Forecast Doses on an  as-accepted  basis,  as follows:  upon Wyeth's acceptance  of a shipment of Forecast  Doses under  Section  6.3(a) of the Supply  Agreement,  Wyeth shall provide  to  MedImmune  Vaccines  a  written  calculation  of the  estimated  Net  Sales  per  dose of the applicable  Product for the  applicable  Flu Season,  and shall pay to  MedImmune  Vaccines  (CONFIDENTIAL
         TREATMENT  REQUESTED) of the estimated  Net Sales per dose  multiplied by the number of Forecast  Doses in such shipment (the "Estimated Transfer Price Payment").

                           (b)      Payments  for Late Doses.  Wyeth shall only be  obligated to pay for Late Doses from MedImmune  Vaccines as set forth in this Section 7.2(b).  Should Wyeth in its sole discretion  choose to purchase all or any part of such Late Doses,  Wyeth shall use Commercially  Reasonable  Efforts to sell such Late Doses.  For all such Late Doses  actually  sold in the  applicable  Flu Season,  Wyeth shall pay
         MedImmune  Vaccines  the  Transfer  Price for such Late Doses in  accordance  with  Section  7.2(c).  With respect to those  Late Doses  accepted  by Wyeth that are not sold in the  applicable  Flu Season and that were either delivered to Wyeth in accordance with the  Forecast/Modified  Forecast,  or delivered to Wyeth
         late  (and  not  in  accordance  with  the   Forecast/Modified   Forecast),   in  either  case  due  to  a
         later-than-usual  designation  by the relevant  government  organization  of the  influenza  strains to be included in influenza  vaccines in the Territory for that influenza  season or Force Majeure,  Wyeth shall pay MedImmune an amount equal to the lesser of (A) (CONFIDENTIAL  TREATMENT  REQUESTED) of the average Net
         Sales per dose for the relevant Flu Season,  which  average  shall be determined by dividing the Net Sales of the  applicable  Product by the  number of doses of such  Product  actually  sold in the  relevant  Flu
         Season,  and then  multiplying  the  resulting  sum by the  number  of such  unsold  Late  Doses,  and (B)
         (CONFIDENTIAL  TREATMENT  REQUESTED)  of  MedImmune  Vaccines'  Cost of Goods for such  unsold Late Doses.
         For all other Late Doses, Wyeth shall have no payment obligations to MedImmune Vaccines.

                           (c)      Reconciliation.  Within  thirty  (30)  days  following  the  end of each of the first four Flu Seasons,  Wyeth shall provide  MedImmune  Vaccines with a written  report setting forth (i)
         the number of doses of Product  actually sold for the  applicable  Flu Season,  (ii) a calculation  of the
         Transfer  Price of such  doses,  and (iii) the amount,  if any,  owed by Wyeth  under  Section  7.2(b) for unsold Late Doses.  The total amount owed by Wyeth to MedImmune  Vaccines  under the Supply  Agreement for the  manufacture and supply of MedImmune  Vaccines-Manufactured  Product during the first four Flu Seasons shall be equal to the sum of (A) the number of doses of Product  actually sold during the  applicable  Flu
         Season,  multiplied  by the  average Net Sales  price per dose,  plus (B) any amounts  owed by Wyeth under
         Section 7.2(b) for unsold Late Doses (the "Total Actual Supply Payment").

                           (d)      Total Actual Supply  Payment.  If the Estimated  Transfer Price Payment made by
         Wyeth in  accordance  with  Section  7.2(a) for  MedImmune  Vaccines-Manufactured  Product for a given Flu
         Season  exceeds the amount of the Total  Actual  Supply  Payment for such Flu Season,  MedImmune  Vaccines shall pay Wyeth the  difference  between such amounts within thirty (30) days after  MedImmune  Vaccines's receipt from Wyeth of the written  report under Section  7.2(c).  If the Estimated  Transfer Price Payment
         made by Wyeth in accordance  with Section 7.2(a) for MedImmune  Vaccines-Manufactured  Product for a given
         Flu Season is less than the amount of the Total  Actual  Supply  Payment for such Flu Season,  Wyeth shall pay  MedImmune  Vaccines  the  difference  between such amounts  within  thirty (30) days after  MedImmune
         Vaccines's receipt from Wyeth of the written report under Section 7.2(c).

                  7.3      Fifth  and  Subsequent  Flu  Seasons.  For the  fifth  Flu  Season  and all Flu  Seasons thereafter,  Wyeth shall be obligated to purchase  all doses of  MedImmune  Vaccines--Manufactured  Product
         (Frozen  Product or Liquid  Product)  delivered  by MedImmune  Vaccines  prior to or in the month in which such doses are to be supplied in accordance  with the  applicable  Forecast for the  applicable Flu Season
         ("Forecast  Doses"),  subject to Wyeth's  acceptance  of such doses under  Section  6.3(a).  If  MedImmune
         Vaccines  delivers  doses of  MedImmune  Vaccines--Manufactured  Product to Wyeth  later than the month in which such doses are to be delivered  under the  applicable  Forecast for the applicable Flu Season ("Late
         Doses"),  Wyeth shall not be obligated to pay for such Late Doses from  MedImmune  Vaccines  except as set forth in Section 7.3(b).

                           (a)      Estimated   Transfer  Price  Payments  for  Forecast  Doses.  Wyeth  shall  pay
         MedImmune  Vaccines for the supply of Forecast Doses on an  as-accepted  basis,  as follows:  upon Wyeth's acceptance  of a shipment of Forecast  Doses under  Section  6.3(a) of the Supply  Agreement,  Wyeth shall provide  to  MedImmune  Vaccines  a  written  calculation  of the  estimated  Net  Sales  per  dose of the applicable  Product for the  applicable  Flu Season,  and shall pay to  MedImmune  Vaccines  (CONFIDENTIAL
         TREATMENT  REQUESTED)  of  the  estimated  Net  Sales  per  dose  multiplied  by  (CONFIDENTIAL  TREATMENT
         REQUESTED) of the number of Forecast Doses in such shipment.

                           (b)      Payments  for Late Doses.  Wyeth shall only be  obligated to pay for Late Doses from MedImmune  Vaccines as set forth in this Section 7.3(b).  Should Wyeth in its sole discretion  choose to purchase all or any part of such Late Doses,  Wyeth shall use Commercially  Reasonable  Efforts to sell such Late Doses.  For all Such Late Doses  actually  sold in the  applicable  Flu Season,  Wyeth shall pay
         MedImmune  Vaccines  the  Transfer  Price for such Late Doses in  accordance  with  Section  7.3(c).  With respect to those  Late Doses  accepted  by Wyeth that are not sold in the  applicable  Flu Season and that were  delivered  to  Wyeth  late  due  to  a  later-than-usual  designation  by  the  relevant  government organization  of the  influenza  strains to be included in influenza  vaccines in the  Territory  for that influenza  season or Force  Majeure,  Wyeth  shall pay  MedImmune  an  amount  equal to the  lesser of (A)
         (CONFIDENTIAL  TREATMENT  REQUESTED) of the average Net Sales per dose for the relevant Flu Season,  which average  shall be determined  by dividing the Net Sales of the  applicable  Product by the number of doses of such Product  actually sold in the relevant Flu Season,  and then  multiplying the resulting sum by the number of such unsold Late Doses,  and (B)  (CONFIDENTIAL  TREATMENT  REQUESTED)  of MedImmune  Vaccines's
         Cost of Goods for such  unsold Late Doses,  which  (CONFIDENTIAL  TREATMENT  REQUESTED)  amount  shall not exceed  (CONFIDENTIAL  TREATMENT  REQUESTED)  per dose (the "Cost of Goods  Cap") for Frozen  Product  and
         Liquid  Product  for which  MedImmune  Vaccines  does not supply  Liquid  Monovalent.  The  Parties  shall negotiate in good faith the Cost of Goods Cap for Liquid Product for which  MedImmune  Vaccines  performs, or has performed,  Secondary  Manufacture  using Liquid  Monovalent  supplied by Wyeth. For all other Late
         Doses, Wyeth shall have no payment obligations to MedImmune Vaccines.

                           (c)      Reconciliation.  Within  thirty  (30)  days  following  the  end of each of Flu
         Season,  Wyeth shall  provide  MedImmune  Vaccines with a written  report  setting forth (i) the number of doses of Product  actually sold for the  applicable  Flu Season,  (ii) a calculation of the Transfer Price of such doses,  and (iii) the amount,  if any, owed by Wyeth under  Section  7.3(b) for unsold Late Doses.
         The total amount owed by Wyeth to MedImmune  Vaccines under the Supply  Agreement for the  manufacture and supply  of  MedImmune  Vaccines-Manufactured  Product  during  the Fifth Flu  Season  and each Flu  Season thereafter  shall be equal to the sum of  following  amounts:  (A) the  greater of (1) the number of doses of Product  actually sold during the applicable  Flu Season,  and (2) the number of doses of Product equal to  (CONFIDENTIAL  TREATMENT  REQUESTED) of the Forecast  Doses accepted by Wyeth under Section 6.3(a) for such Flu Season,  multiplied by the average Net Sales price per dose;  (B) any amounts owed by Wyeth under
         Section 7.3(b) for unsold Late Doses; and (C) (CONFIDENTIAL  TREATMENT  REQUESTED) of MedImmune Vaccines's
         Manufacturing  Costs for unsold  Forecast Doses accepted by Wyeth pursuant to Section 6.3(a) (which number of Doses  shall in any event be capped at that  number  equal to (CONFIDENTIAL  TREATMENT  REQUESTED) of the  Forecast  Doses  accepted  by Wyeth under Section 6.3(a) for such Flu Season),  which  (CONFIDENTIAL
         TREATMENT  REQUESTED) amount shall not  exceed  the Cost of Goods  Cap.  If the  amount  of the  payments made by Wyeth in accordance with Section 7.3(a) for MedImmune  Vaccines-Manufactured  Product for a given
         Flu Season exceeds the amount of the total  supply  payment  owed to  MedImmune  Vaccines  under this
         Section  7.3(c) for such Flu Season, MedImmune  Vaccines  shall pay Wyeth the  difference  between such amounts  within  thirty (30) days after MedImmune  Vaccines's  receipt from Wyeth of the written report under this Section  7.3(c).  If the amount of the payments  made by Wyeth in  accordance  with  Section
         7.3(a) for  MedImmune  Vaccines-Manufactured Product  for a given Flu  Season is less than the amount of the total  supply  payment  owed to  MedImmune Vaccines  under  this  Section  7.3(c) for such Flu Season,
         Wyeth  shall  pay  MedImmune  Vaccines  the difference  between such amounts within thirty (30) days after
         MedImmune  Vaccines's receipt from Wyeth of the written report under this Section 7.3(c).

                  7.4      Adjustment of Cost of Goods Cap. On each  anniversary of the Amendment  Effective  Date, the Cost of Goods Cap shall be adjusted to reflect any  year-to-year  increase or decrease in the Consumer
         Price Index, as compared to the Consumer Price Index in effect on the Amendment Effective Date.

                  7.5      Audits.  MedImmune  Vaccines  shall have the right to audit Wyeth's  records in order to confirm its  calculation  of the Transfer  Price,  the Total Actual Supply Price,  and any other  payments owed to  MedImmune  Vaccines  under  this  Article  7.  Wyeth  shall  have the  right  to audit  MedImmune
         Vaccines's  records in order to confirm its  calculation  of the Cost of Goods  under this  Article 7. Any audits  conducted  by the Parties as permitted  under this  Section 7.5 shall be  conducted in  accordance with the procedures  provided in Section 17.4 of the U.S.  Agreement or Section 16.4 of the  International
         Agreement,  as  applicable,  provided  that such audit shall be made within ninety (90) days of the end of the relevant Flu Season, but in no event more than once per each Calendar Year."

10. Section 15.1(b) of the Supply Agreement shall be amended by deleting "President of Wyeth Global Pharmaceuticals" and inserting in its place "President of Wyeth Pharmaceuticals".

11. The Parties' addresses for notices in Section 16.5 of the Supply Agreement shall be replaced with the following:

         If to MedImmune Vaccines:          MedImmune, Inc.
                                            35 West Watkins Mill Road
                                            Gaithersburg, Maryland  20878
                                            Attention:        Chief Executive Officer
                                            Telephone:        (301) 527-4256
                                            Facsimile:        (301) 527-4201

         If to Wyeth:                       Wyeth Pharmaceuticals
                                            555 Lancaster Avenue
                                            St. Davids, Pennsylvania
                                            Attention:        Sr. Vice President
                                            Global Business Development
                                            Telephone:        (610) 688-5809
                                            Facsimile:        (610) 688-9498

         With copies to:                    Wyeth
                                            Five Giralda Farms
                                            Madison, New Jersey  07940
                                            Attention:        Executive Vice President and General Counsel
                                            Telephone:        (973) 660-6040
                                            Facsimile:        (973) 660-7155

12. Except as amended hereby, all terms and conditions of the Supply Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, MedImmune Vaccines and Wyeth have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

WYETH, ACTING THROUGH ITS                                     MEDIMMUNE VACCINES, INC.
WYETH PHARMACEUTICALS DIVISION

By: /s/ Ronald Alice                                          By: /s/ Melvin D. Booth

Name:  Ronald Alice                                           Name:  Melvin D. Booth

Title:  Vice President, Law Department                        Title:  President, Chief Operating Officer